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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-10119, 333-73357, 333-48396 and 33-56571) of
AMERCO and its subsidiaries of our report dated July 12, 2002 relating to the consolidated financial statements and financial statement schedules, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Phoenix, Arizona
July 12, 2002